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Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Form S-8 (no. 333-94871) of Island Pacific, Inc. (formerly SVI Solutions, Inc.) and subsidiaries of our report, dated May 30, 2003, appearing in the Annual Report on Form 10-K/A of Island Pacific, Inc. (formerly SVI Solutions, Inc.) and subsidiaries for the year ended March 31, 2003.


/s/ Singer Lewak Greenbaum & Goldstein LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
September 10, 2003